EXHIBIT 10.17

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), dated as of October 26, 2004 (“Effective Date”), is entered into by and between PLACER SIERRA BANCSHARES (“PLSB”) and DAVID E. HOOSTON (“Employee”).

A. PLSB and Employee are parties to that certain Employment Agreement, dated January 1, 2003 and subsequent amendments to that agreement (jointly as “Agreement”).

B. The Agreement referred to the Company as First California Bancshares, a California Corporation. PLSB is the current name of Company and it assumes the duties and benefits of the Agreement. PLSB and Employee seek to confirm the employment status of Employee with PLSB.

C. PLSB and Employee desire to amend the Agreement as set forth in this Amendment.

Now, therefore, the Agreement is hereby amended as follows:

AMENDMENT

1. Reporting Responsibility. Employee shall hereafter report directly to the Chairman and Chief Executive Officer of PLSB. This amendment will not alter Employee’s compensation or benefits which will continue to be received pursuant to the terms of the Agreement.

2. Affirmation. In order to induce each other to enter into this Amendment, the parties hereby confirm that all terms and provisions of the Agreement have been and continue to be in all respects in full force and effect, and no violation of the terms and conditions of the Agreement has occurred.

3. Amendment. Except as expressly set forth in this Amendment, this Amendment shall not alter, amend, or otherwise modify the terms and provisions of the Agreement. From and after the Effective Date, all references in the Agreement to “the Agreement,” “this Agreement” or any similar reference shall refer to the Agreement as amended by this Amendment. Capitalized words or terms used in this Amendment are defined words or terms, the definitions of which are set forth in the Agreement unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PLACER SIERRA BANCSHARES

By:	/s/ Ronald W. Bachli	/s/ David E. Hooston
Its:	Chairman and CEO	DAVID E. HOOSTON